Exhibit 4.2
JOHNSON CONTROLS, INC.
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
SUPPLEMENTAL INDENTURE NO. 1
Dated as of March 16, 2009
     THIS SUPPLEMENTAL INDENTURE NO. 1, dated as of March 16, 2009 (the “Supplemental Indenture No. 1”), between Johnson Controls, Inc., a Wisconsin corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), amending and supplementing the Indenture, dated as of March 16, 2009 between the Company and the Trustee, governing the issuance of debt securities (the “Base Indenture”). The Base Indenture, as amended and supplemented by this Supplemental Indenture No. 1, shall be referred to herein as the “Indenture.”
RECITALS
     WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s unsecured subordinated debentures, notes or other evidences of indebtedness (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;
     WHEREAS, Section 11.01 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Section 2.02 and Section 3.01 of the Base Indenture;
     WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 11.50% Subordinated Notes due 2042 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture No. 1; and
     WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 1, and all requirements necessary to make this Supplemental Indenture No. 1 a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 1 has been duly authorized in all respects.
     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS
     Section 1.01 Relation to Base Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Base Indenture, and supplements and amends the Base Indenture solely with respect to the Notes.
     Section 1.02 Definition of Terms. For all purposes of this Supplemental Indenture No. 1:
     (a) a term not defined herein that is defined in the Base Indenture has the same meaning when used in this Supplemental Indenture No. 1;
     (b) the definition of any term in this Supplemental Indenture No. 1 that is also defined in the Base Indenture shall supersede the definition of such term in the Base Indenture;
     (c) a term not defined herein or in the Base Indenture shall have the meaning set forth in the Purchase Contract and Pledge Agreement.
     (d) a term defined anywhere in this Supplemental Indenture No. 1 has the same meaning throughout;
     (e) the singular includes the plural and vice versa;
     (f) headings are for convenience of reference only and do not affect interpretation;
     (g) the following terms have the meanings given to them in this Section 1.02(g):
     “Additional Notes” has the meaning set forth in Section 2.06(d).
     “Applicable Ownership Interest in Notes” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Applicable Principal Amount” means the aggregate principal amount of the Notes underlying the Applicable Ownership Interest in Notes that are components of the Corporate Units.
     “Applicable Remarketing Period” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Beneficial Owner” has the meaning set forth in the Purchase Contract and Pledge Agreement.

     “Business Day” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that Person.
     “Cash Settlement” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Collateral Account” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Collateral Agent” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Collateral Substitution” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Corporate Unit” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Coupon Rate” has the meaning set forth in Section 2.05(a).
     “Custodial Agent” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Deferral Period” means the period beginning on the Interest Payment Date for which the Company has elected to defer the Interest Payment in accordance with Section 2.06(a) and ending on the earlier of (a) the next Interest Payment Date on which the Company has paid all accrued and unpaid interest on the Notes, (b) the third anniversary of the Interest Payment Date on which the Interest Payment was originally scheduled to be paid and (c) March 31, 2014.
     “Deferred Period End Date” means the earlier of the Purchase Contract Settlement Date and the Reset Effective Date that is applicable to a period in which there is Deferred Interest not paid in full.
     “Deferred Interest” has the meaning set forth in Section 2.06(a).
     “Depositary” means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as depositary for the Global Notes as contemplated by Section 2.04.
     “Depositary Participant” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Early Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.

     “Early Remarketing Period” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Early Settlement” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Employee Benefit Plan” means any written purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive, pension or similar plan or arrangement or any written compensatory contract or arrangement.
     “Failed Early Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Failed Final Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Failed Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Final Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Final Remarketing Period” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Fundamental Change Early Settlement” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Global Note” has the meaning set forth in Section 2.04.
     “Increased Principal Amount” has the meaning set forth in Section 2.09.
     “Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Notes due on such Interest Payment Date.
     “Interest Payment Date” means a Quarterly Interest Payment Date or a Semiannual Interest Payment Date, as applicable.
     “Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date on which interest was paid or duly provided for (or if none, the date hereof) to, but excluding, such Interest Payment Date.
     “Maturity Date” has the meaning set forth in Section 2.02.
     “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

     “Pledged Applicable Ownership Interests in Notes” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Pledged Note” has the meaning set forth in Section 2.09.
     “Purchase Contract” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Purchase Contract Agent” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of March 16, 2009, among the Company, U.S. Bank National Association, as Purchase Contract Agent and attorney-in-fact for Holders of the Purchase Contract, and U.S. Bank National Association, as Collateral Agent, Custodial Agent and Securities Intermediary, as amended from time to time.
     “Purchase Contract Settlement Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Put Price” has the meaning set forth in Section 8.05(a).
     “Put Right” has the meaning set forth in Section 8.05(a).
     “Quarterly Interest Payment Date” has the meaning set forth in Section 2.05(b)(i).
     “Quotation Agent” means any primary U.S. government securities dealer in New York City selected by the Company.
     “Redemption” means the redemption of the Notes pursuant to the terms of Section 3.02.
     “Redemption Amount” means, for each Note, an amount equal to the product of the principal amount of such Note and a fraction, the numerator of which is the Treasury Portfolio Purchase Price and the denominator of which is the Applicable Principal Amount; provided that in no event shall the Redemption Amount for any Note be less than the principal amount of such Note.
     “Redemption Date” has the meaning set forth in Section 3.01.
     “Redemption Price” means, for each Note in the event of a Redemption, the principal amount, in each case plus any accrued and unpaid interest on such Note to, but excluding, the applicable Redemption Date. If any Redemption Date is not a Business Day, then the Redemption Price will be payable on the next Business Day (and without any interest or other payment in respect of any such delay); provided, however, if payment on the next Business Day causes payment of the Redemption Price to be in the next calendar year, then payment will be on the immediately preceding Business Day, in each case with the same force and effect as if made on that payment date.

     “Reduced Principal Amount” has the meaning set forth in Section 2.09.
     “Regular Record Date” means, with respect to any Interest Payment Date for the Notes, the fifteenth day of the calendar month in which such Interest Payment Date falls regardless of whether such day is a Business Day.
     “Released Note” has the meaning set forth in Section 2.09.
     “Remarketed Notes” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate Notes underlying the Pledged Applicable Ownership Interests in Notes and the Separate Notes, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, in each case by 11:00 a.m., New York City time, in the case of an Early Remarketing, or promptly after 4:00 p.m., New York City time, in the case of a Final Remarketing, on the Business Day prior to the first day of the Applicable Remarketing Period in accordance with the Purchase Contract and Pledge Agreement and shall include: (a) the Notes underlying the Pledged Applicable Ownership Interests in Notes of the Holders of Corporate Units who have not effected a Collateral Substitution, Early Settlement or a Fundamental Change Early Settlement prior to the second Business Day preceding such Applicable Remarketing Period, and, in the case of a Final Remarketing, Holders of Corporate Units who have not notified the Purchase Contract Agent prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Final Remarketing Period of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract and Pledge Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the first day of the Final Remarketing Period, and (b) the Separate Notes of the Holders of Separate Notes, if any, who have elected to have their Separate Notes remarketed in such Remarketing pursuant to the terms of the Purchase Contract and Pledge Agreement.
     “Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Remarketing Agent(s)” means the nationally recognized investment banking firm(s) to be appointed by the Company, or any successor thereto or replacement Remarketing Agent(s) appointed by the Company, pursuant to the Remarketing Agreement.
     “Remarketing Agreement” means the Remarketing Agreement to be entered into among the Company and the Remarketing Agent(s) and U.S. Bank National Association, as Purchase Contract Agent, substantially in the form attached to the Purchase Contract and Pledge Agreement as Exhibit P, as amended from time to time in accordance with its terms.
     “Remarketing Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Remarketing Price” has the meaning set forth in the Purchase Contract and Pledge Agreement.

     “Remarketing Settlement Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Reset Effective Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Reset Rate” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Semiannual Interest Payment Date” has the meaning set forth in Section 2.05(b)(ii).
     “Separate Notes” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Subjected Note” has the meaning set forth in Section 2.09.
     “Successful Early Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Successful Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Termination Event” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Treasury Portfolio” means (a) a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to March 31, 2012 in an aggregate amount at maturity equal to the Applicable Principal Amount and (b) with respect to the scheduled Interest Payment Date on the Notes that would have occurred on March 31, 2012, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to March 31, 2012 in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on such date.
     “Treasury Portfolio Purchase Price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the Quotation Agent between 9:00 a.m. and 4:00 p.m., New York City time, on the third Business Day immediately preceding the Reset Effective Date for the purchase of the Treasury Portfolio for settlement on the Reset Effective Date.
     “Treasury Unit” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     The terms “Company,” “Trustee,” “Indenture,” “Base Indenture,” “Securities” and “Notes” shall have the respective meanings set forth in the recitals and the paragraph preceding the recitals to this Supplemental Indenture No. 1.
ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE NOTES

     Section 2.01 Designation and Principal Amount. There is hereby authorized a series of Securities designated as 11.50% Subordinated Notes due 2042 limited in aggregate principal amount to $450,000,000 (up to $460,000,000 if the Underwriters exercise their over-allotment option in full); provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date and, if applicable, the date from which interest accrues and the first Interest Payment Date) as the Securities of this series. The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 3.04 of the Base Indenture.
     Section 2.02 Maturity. Unless a Redemption occurs prior to the Maturity Date (defined below), the date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is, initially, March 31, 2042 (the “Maturity Date”).
     Section 2.03 Form, Payment and Appointment. Except as provided in Section 2.04, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Notes corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units shall be registered in the name of the Purchase Contract Agent. Principal of and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment at least 10 Business Days prior to the applicable Interest Payment Date. Payments with respect to any Global Note will be made by wire transfer to the Depositary.
     No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     The Paying Agent and the Debt Security registrar for the Notes shall initially be the Trustee.
     The Notes shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that upon the release by the Collateral Agent of Notes underlying the Pledged Applicable Ownership Interests in Notes (other than any release of Notes underlying Pledged Applicable Ownership Interests in Notes in connection with (i) the creation of Treasury Units by Collateral Substitution, (ii) a Successful Remarketing, (iii) Fundamental Change Early Settlement, (iv) Early Settlement with separate cash or (v) Cash Settlement, in accordance with Section 3.13, Section 5.02, Section 5.03(b), Section 5.05, Section 5.08 or Section 5.03(a) of the Purchase Contract and Pledge Agreement, as the case may be), the Notes shall be issuable in denominations of $50 and integral multiples of $50 in excess thereof, and the Company shall issue Notes in any such denominations if requested by the Purchase Contract Agent on behalf of any Holder or Beneficial Owner.

     Section 2.04 Global Notes. Notes corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be issued in permanent global form (a “Global Note”), and if issued as one or more Global Notes, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate. On the date on which the Notes registered in the name of the Purchase Contract Agent pursuant to Section 2.03 are issued, the Company shall also issue one or more Global Notes, registered in the name of the Depositary or its nominee, each having a zero principal balance. Upon the creation of Treasury Units, or the recreation of Corporate Units or in any other case where the Collateral Agent releases Notes underlying the Pledged Applicable Ownership Interests in Notes, an appropriate annotation shall be made on the Schedule of Increases and Decreases in Note on the Global Notes held by the Depositary. Notes represented by the Global Notes will be exchangeable for Notes in certificated form only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and the Company has not appointed a successor Depositary within 90 days of that notice or of its becoming aware of such cessation or (y) upon recreation of Corporate Units; provided that the Notes in certificated form so issued in exchange for the Global Notes shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and be of like aggregate principal amount and tenor as the portion of the Global Note to be exchanged. Except as provided above, owners of beneficial interest in a Global Note will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Unless and until such Global Note is exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary. Any Global Note that is exchangeable pursuant to clause (x) of the fourth sentence of this Section 2.04 shall be exchangeable for Notes in certificated form registered in such names as the Depositary shall direct.
     Section 2.05 Interest.
     (a) The Notes will bear interest initially at the rate of 11.50% per year (the “Coupon Rate”) from and including March 16, 2009 to, but excluding, the Maturity Date, or in the event of a Successful Remarketing, the Reset Effective Date. In the event of a Successful Remarketing of the Notes, the Coupon Rate for all Notes (regardless of whether such Notes are Remarketed Notes) will be reset by the Remarketing Agents to the Reset Rate with effect from the Reset Effective Date, as set forth in Section 8.03. If the Coupon Rate is so reset, the Notes will bear interest at the Reset Rate from and including the Reset Effective Date to, but excluding, the Maturity Date or, if the Company elects to make the Notes mature at any time earlier than the Maturity Date, such earlier maturity date. The Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case interest on such amounts shall accrue at the Reset Rate from and after the Reset Effective Date compounded semiannually thereafter, if the Reset Rate is a fixed rate, or quarterly thereafter, if the Reset Rate is a floating rate, in each case, in accordance with this Section 2.05(a).

     (b) (i) Prior to and, if such date falls on a Quarterly Interest Payment Date (defined below), on the Remarketing Settlement Date or, in the event no Successful Remarketing occurs, prior to and on the Purchase Contract Settlement Date, interest on the Notes shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a “Quarterly Interest Payment Date”), commencing June 30, 2009, to the Person in whose name the relevant Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date.
     (ii) After the Reset Effective Date, if any, and solely in the event that the Reset Rate is a fixed rate, interest on the Notes shall be payable semiannually on March 31 and September 30 of each year (each such payment date, a “Semiannual Interest Payment Date”); provided, that, in the event the Reset Rate is a floating rate, interest on the Notes shall continue to be paid on each Quarterly Interest Payment Date. In each case such interest payments shall be made to the Person in whose name the relevant Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date.
     (c) The amount of interest payable on the Notes for any full Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such originally scheduled Interest Payment Date; provided, however, if such payment on the next Business Day would cause the Interest Payment Date to occur in the next calendar year, then such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the applicable Interest Payment Date. If the Company elects to remarket the Notes as floating rate notes (which election shall be in the Company’s sole discretion), the Company may change the provisions in this Section 2.05(c) effective on the Reset Effective Date to be consistent for notes that bear interest at a rate based on the applicable index or base rate plus a reset spread.
     Section 2.06. Deferral of Interest.
     (a) Prior to March 31, 2012, in accordance with Section 2.06(c) below and subject to the restrictions set forth in Section 9.02, the Company may elect at one or more times to defer payment of interest on the Notes (such unpaid interest, the “Deferred Interest”) for one or more consecutive interest periods; provided that each deferred interest payment may only be deferred until the earlier of (i) the third anniversary of the Interest Payment Date on which the original interest payment was scheduled to be paid and (ii) March 31, 2014. The Company may pay the Deferred Interest, in whole or in part, at any time prior to March 31, 2014. For the avoidance of doubt, if the Company shall have paid all Deferred Interest in full, the Company may again defer Interest Payments subject to and in accordance with the terms of this Section 2.06.

     (b) Deferred Interest on the Notes will bear interest at the Coupon Rate or the Reset Rate, as applicable, and such interest will be compounded on each Interest Payment Date unless paid on the applicable Interest Payment Date, in each case in accordance with the second sentence of Section 2.05(a).
     (c) In the event that the Company elects to defer any Interest Payment, the Company will notify the Trustee and the Holders in writing of such election at least one Business Day prior to the Regular Record Date for the Interest Payment Date on which the Company intends to begin a Deferral Period; provided, however, that the Company’s failure to pay the interest owed on a particular Interest Payment Date shall also constitute the commencement of a Deferral Period, unless such interest is paid within five (5) Business Days after such Interest Payment Date, whether or not the Company provides a notice of deferral.
     (d) The Company may pay Deferred Interest in cash at any time; provided, that if any Deferred Interest has not been paid on or prior to the applicable Deferral Period End Date, the Company must pay in cash or in the form of additional notes (“Additional Notes”) in a principal amount equal to the aggregate amount of Deferred Interest on such date, to the Holders of the Notes, whether or not they participate in any Remarketing. Deferred Interest paid on any Interest Payment Date shall be payable to the Person in whose name the Notes are registered at the closing of business on the Record Date next preceding such Interest Payment Date; provided that the Company shall set a Special Record Date for the payment of any Deferred Interest that the Company make on a date that is not an Interest Payment Date.
     (e) Any additional Notes shall be issued by the Company and shall include the following terms:
     (i) such Additional Notes will have a maturity date of March 31, 2014;
     (ii) such Additional Notes shall bear interest at an annual rate that is equal to the then market rate of interest for similar instruments (not to exceed 15%), as determined by a nationally-recognized investment banking firm selected by the Company;
     (iii) such Additional Notes shall be subordinate and junior in right of payment to all of the Company’s then existing and future Senior Indebtedness and such Additional Notes shall be pari passu with the Notes (prior to any modification to the terms of the Notes in connection with any Remarketing); and
     (iv) such Additional Notes shall be redeemable at the Company’s option at any time for a price equal to their principal amount plus accrued and unpaid interest due thereon to but excluding the date of redemption.
     Section 2.07 Defeasance. For the avoidance of doubt, after the Purchase Contract Settlement Date the Company may effect a defeasance of the Notes in accordance with Section 13.01 or Section 13.02 of the Base Indenture.

     Section 2.08 No Sinking Fund or Repayment at Option of the Holder. The Notes are not entitled to the benefit of any sinking fund and Section 4.05 of the Base Indenture shall not apply to the Notes.
     Section 2.09 Increase and Decrease. In the event that any Notes underlying Pledged Applicable Ownership Interests in Notes are to be released from the Pledge following a Collateral Substitution, Early Settlement or Fundamental Change Early Settlement pursuant to the Purchase Contract and Pledge Agreement (a “Released Note”), such release and delivery shall be evidenced by an endorsement by the Collateral Agent on the Note held by the Collateral Agent (the “Pledged Note”) reflecting a reduction in the principal amount of such Pledged Note equal in amount (the “Reduced Principal Amount”) to the principal amount of the Released Note. The Collateral Agent shall confirm any such Reduced Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Reduced Principal Amount to the Trustee at the telecopier number or address of the Purchase Contract Agent provided for notices to the Purchase Contract Agent in the Purchase Contract and Pledge Agreement(or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall instruct the Custodial Agent to increase the principal amount of a Global Note held by the Custodial Agent in an amount equal to the Reduced Principal Amount by an endorsement made by the Custodial Agent on such Global Note to reflect such increase. In the event that a Note is transferred to the Collateral Agent pursuant to Section 3.14 of the Purchase Contract and Pledge Agreement (a “Subjected Note”) in connection with the recreation of Corporate Units, such transfer shall be evidenced by an endorsement by the Collateral Agent on the Pledged Note held by the Collateral Agent reflecting an increase in the principal amount of such Pledged Note equal in amount (the “Increased Principal Amount”) to the principal amount of such Subjected Note. The Collateral Agent shall confirm any such Increased Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Increased Principal Amount to the Trustee at the telecopier number or address of the Purchase Contract Agent provided for notices to the Purchase Contract Agent in the Purchase Contract and Pledge Agreement (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall instruct the Custodial Agent to decrease the principal amount of the Global Note held by the Custodial Agent in an amount equal to the Increased Principal Amount by an endorsement made by the Custodial Agent on such Global Note to reflect such decrease.
ARTICLE III
REDEMPTION OF THE NOTES
     Section 3.01 Optional Redemption. The Company may redeem the Notes, in whole or in part, on a date not earlier than March 31, 2014, at a price per Note equal to the Redemption Price, payable on the date of redemption (such date, the “Redemption Date”) to the Holder presenting such Note for Redemption. If the Company decides to redeem fewer than all of the Notes outstanding, the Trustee will select the Notes to be redeemed by lot, pro rata or by another method the Trustee considers fair and appropriate.

     The Company may at any time irrevocably waive its right to redeem the Notes for any specified period (including the remaining term of the Notes). The Company may not redeem the Notes under this Section 3.01 if the Notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Notes for all Interest Periods terminating on or prior to the Redemption Date.
     Section 3.02 Notice of Redemption. Notice of redemption shall be given in accordance with Section 4.02 of the Base Indenture.
     Section 3.03 Effect of Redemption. Notice of Redemption having been given as provided for in Section 4.02 of the Base Indenture, the Notes shall become due and payable on the Redemption Date at the Redemption Price. Unless the Company defaults in the payment of the Redemption Price, once notice of Redemption is given and funds are irrevocably deposited, in each case, in accordance with Section 3.04, (a) interest shall cease to accrue on the Notes immediately prior to the close of business on the Redemption Date and (b) the Notes shall no longer be outstanding and all rights of the Holders in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon surrender of such Notes but without interest on such Redemption Price).
     Section 3.04 Redemption Procedures. On or prior to the Redemption Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Redemption Date, the aggregate Redemption Price for Notes being redeemed. If the Company gives an irrevocable notice of Redemption with respect to the Notes pursuant to Section 3.02, and the Company has paid to the Trustee the Redemption Price of the Notes to be redeemed, then, on the Redemption Date, the Trustee will irrevocably deposit such funds with the Depositary. The Company will also give the Depositary irrevocable instructions and authority to pay the Redemption Price in immediately available funds to the Holders of beneficial interests in the Global Notes. Interest to be paid on or before the Redemption Date for any Notes called for Redemption shall be payable to the Persons in whose names the Notes are registered at the close of business on the Regular Record Dates for the related Interest Payment Dates. If payment of the Redemption Price is improperly withheld or refused and not paid, then interest on the redeemed Notes will continue to accrue and distributions on the Notes will continue to accumulate at the Coupon Rate or Reset Rate, as the case may be, from the original Redemption Date scheduled to the actual date of payment, in which case, the actual payment date will be considered the Redemption Date for purposes of calculating the Redemption Price. In exchange for the unredeemed portion of such surrendered Notes, new Notes in an aggregate principal amount equal to the unredeemed portion will be issued.
     Section 3.05 No Other Redemption. Except as set forth in this Article III, the Notes shall not be redeemable by the Company prior to the Maturity Date.
ARTICLE IV
FORM OF NOTE
     Section 4.01 Form of Note. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.
ARTICLE V
ORIGINAL ISSUE OF NOTES
     Section 5.01 Original Issue of Notes. Notes in the aggregate principal amount of $450,000,000 (up to $460,000,000 if the Underwriters exercise their over-allotment option in full) may from time to time, upon execution of this Supplemental Indenture No. 1, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon Company Order pursuant to Section 3.04 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).
ARTICLE VI
SUPPLEMENTAL INDENTURES
     Section 6.01 Supplemental Indentures with Consent of Holders of Notes. As set forth in Section 11.02 of the Base Indenture, with the consent of the Holders of a majority in the aggregate principal amount of Notes affected by such supplemental indenture at the time outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental thereto or to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Supplemental Indenture No. 1 or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, solely with respect to the Notes, in addition to clauses (a) through (c) of Section 11.02 of the Base Indenture, no such indenture or supplemental indenture shall (x) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (y) modify the terms of the Put Right or (z) modify the interest rate reset or Remarketing provisions of the Notes, without, in the case of each of the foregoing clauses (x), (y) and (z), the consent of the Holder of each Note affected.
     Section 6.02 Supplemental Indentures without Consent of Holders of Notes. As set forth in Section 11.01 of the Base Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Base Indenture for the purpose of adding certain provisions or changing certain provisions of the Base Indenture or this Supplemental Indenture No. 1 without the consent of the Holders of the Notes. Solely with respect to the Notes, in addition to clauses (a) through (h) of Section 11.01 of the Base Indenture, the Company and the Trustee may enter into a supplemental indenture to modify the terms of the Notes (x) to cure any ambiguity or correct any inconsistency, including any amendment made solely to conform the provisions of this Supplemental Indenture No. 1 to the “Description of the Notes” contained in the prospectus supplement related to the offering of the Corporate Units of which the Notes initially formed a part, and (y) in connection with the Remarketing, in each case to be, effective on and after the Remarketing Settlement Date to provide for any of the modifications contemplated by Section 8.06; provided that the Notes may not mature earlier than March 31,

2014; provided further that in the case of clause (y) above, that notice of such modification of the terms must be provided to Holders and prospective purchasers of the Notes prior to such time (which notice, if applicable, may be in the form of the prospectus used for the Remarketing of the Notes delivered to the Holders of the Notes).
ARTICLE VII
MISCELLANEOUS
     Section 7.01 Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture No. 1, is in all respects ratified and confirmed, and this Supplemental Indenture No. 1 shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.
     Section 7.02 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 1.
     Section 7.03 New York Law to Govern. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 7.04 Separability. In case any one or more of the provisions contained in this Supplemental Indenture No. 1 or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 1 or of the Notes, but this Supplemental Indenture No. 1 and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
     Section 7.05 Counterparts. This Supplemental Indenture No. 1 may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 7.06 Amendment. In addition to other requirements in the Base Indenture in connection with any amendment, modification or supplement of the Base Indenture, without the consent of each Holder of a Note, no modification may modify the Put Right of Holders of Separate Notes or modify the provisions relating to the Reset Rate or Remarketing of the Notes, it being understood that any modification in connection with a Successful Remarketing provided in Section 8.06 of this Supplemental Indenture No. 1 is permitted under the Base Indenture and does not require any modification to the provisions of the Base Indenture.
ARTICLE VIII
REMARKETING

     Section 8.01 Remarketing Procedures. (a) Unless a Successful Early Remarketing or a Termination Event has occurred prior to the Applicable Remarketing Period, the Company shall engage the Remarketing Agent(s) pursuant to the Remarketing Agreement for the Remarketing of the Notes. The Company will, not later than 10 Business Days prior to each Remarketing Announcement Date, request that the Depositary or its nominee notify the Beneficial Owners or Depositary Participants holding Separate Notes, Corporate Units and Treasury Units, and shall provide a copy of such request to the Collateral Agent and the Purchase Contract Agent, in the case of an Early Remarketing, of the Company’s intent to attempt an Early Remarketing in the Applicable Remarketing Period, and in all cases, of the proposed Remarketing Date or Dates and the procedures to be followed in each Remarketing, including the procedures to be followed by Holders of Separate Notes to participate in a Remarketing, the applicable procedures for Holders of Corporate Units to create Treasury Units or Holders of Treasury Units to recreate Corporate Units, the applicable procedures for Holders of Corporate Units to effect an Early Settlement and, in the case of a Final Remarketing, applicable procedures to effect a Cash Settlement and the applicable procedures that must be followed by a Holder of Separate Notes if such Holder wishes to exercise its Put Right or by a Holder if such Holder elects not to exercise its Put Right.
     (b) Each Holder of Separate Notes may elect to have Separate Notes held by such Holder remarketed in any Remarketing. A Holder making such an election must, pursuant to the Purchase Contract and Pledge Agreement, notify the Custodial Agent and deliver such Separate Notes to the Custodial Agent prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period (but no earlier than the fifth Business Day immediately preceding such first day) in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable with respect to each Remarketing to occur during the Applicable Remarketing Period. Pursuant to Sections 5.02 and 5.03 of the Purchase Contract and Pledge Agreement, by 11:00 a.m., New York City time, in the case of an Early Remarketing, or promptly after 4:00 p.m., New York City time, in the case of a Final Remarketing, on the Business Day immediately preceding the first day of the Applicable Remarketing Period, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the aggregate principal amount of Separate Notes tendered for Remarketing. Pursuant and subject to Section 5.02 or 5.03 of the Purchase Contract and Pledge Agreement, Notes that underlie Applicable Ownership Interests in Notes included in Corporate Units will be deemed tendered for Remarketing and will be remarketed in accordance with the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement.
     (c) The right of each Holder of Remarketed Notes to have such Notes remarketed and sold on any Remarketing Date shall be subject to the conditions that (i)(A) the Remarketing Agent conducts any Early Remarketing or (B) in the case of a Final Remarketing, that no Successful Early Remarketing has occurred pursuant to the terms of the Remarketing Agreement, (ii) a Termination Event has not occurred prior to such Remarketing Date, (iii) the Remarketing Agent(s) are able to find a purchaser or purchasers for Remarketed Notes at the

Remarketing Price based on the Reset Rate and (iv) the purchaser or purchasers of the Remarketed Notes deliver the purchase price therefor to the Remarketing Agent as and when required.
     (d) Neither the Trustee, the Company nor the Remarketing Agent(s) shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.
     Section 8.02 Remarketing. (a) Unless a Termination Event has occurred prior to such date, if the Company elects to conduct an Early Remarketing during an Early Remarketing Period selected by the Company pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price. If the Remarketing Agent is unsuccessful on the first Early Remarketing Date during such Early Remarketing Period, a subsequent Remarketing shall be attempted (unless impracticable) by the Remarketing Agent on each of the two following Early Remarketing Dates in that Early Remarketing Period until a Successful Early Remarketing occurs. For the avoidance of doubt, the Company shall determine in its sole discretion if and when to attempt an Early Remarketing. During any Early Remarketing Period, the Company may postpone any Remarketing in its absolute discretion.
     (b) In the case there is no Successful Early Remarketing during any Early Remarketing Period or no Early Remarketing occurs on any Early Remarketing Date, if any (either because the Remarketing Agent is unable to remarket the Notes at the applicable Remarketing Price or because a condition precedent to the Remarketing has not been satisfied), and unless a Termination Event has occurred prior to such date, on the Final Remarketing Date or Dates in the Final Remarketing Period, the Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price. The Remarketing on any Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least equal to the applicable Remarketing Price. The Company may not postpone a Remarketing during the Final Remarketing Period.
     Section 8.03 Reset Rate. (a) In connection with each Remarketing, the Remarketing Agent shall determine the Reset Rate in consultation with the Company (rounded to the nearest one-thousandth of one percent (0.00001) per annum).
     (b) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law.
     (c) In the event of a Failed Final Remarketing or if no Applicable Ownership Interests in Notes are included in Corporate Units and none of the Holders of the Separate Notes elect to have their Notes remarketed in any Remarketing, the applicable interest rate on the Notes will not be reset and will continue to be the Coupon Rate.
     (d) In the event of a Successful Remarketing, the Coupon Rate shall be reset on the Reset Effective Date to the Reset Rate as determined by the Remarketing Agent under the Remarketing Agreement, and the Company shall request the Depository to notify its Depository Participants holding Notes of the maturity date, Reset Rate, interest payment dates, and any other modified terms established for the Notes during the Remarketing on the Business Day following the date of the Successful Remarketing. Upon a Successful Remarketing, the Reset Rate shall apply to all outstanding Notes, whether or not the Holders of all outstanding Notes participated in such Remarketing.
     (e) If there is a Failed Remarketing, the Company will cause a notice of the unsuccessful Remarketing to be published on the Business Day following the Applicable Remarketing Period (which notice, in the event of a Failed Final Remarketing, shall be published not later than 9:00 a.m., New York City time, and shall include the procedures that must be followed if a Holder wishes to exercise its Put Right), in each case, by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.
     Section 8.04 Failed Remarketing. If, by 4:00 p.m., New York City time, on any Remarketing Date, the Remarketing Agent is unable to remarket all of the Remarketed Notes at the Remarketing Price pursuant to the terms and conditions hereof and of the Remarketing Agreement, or the Remarketing has not occurred because a condition precedent to the Remarketing has not been fulfilled, a Failed Remarketing shall be deemed to have occurred.
     Section 8.05 Put Right. (a) Subject to paragraph (b) hereof, if there has not been a Successful Remarketing prior to the end of the Final Remarketing Period, Holders of Notes (other than Additional Notes) will, subject to this Section 8.05, have the right (the “Put Right”) to require the Company to purchase such Notes on the Purchase Contract Settlement Date, at a price per Note to be purchased equal to the principal amount of the applicable Note, plus accrued and unpaid interest to, but excluding, the Purchase Contract Settlement Date (the “Put Price”). For the avoidance of doubt, Holders of the Additional Notes will not have the Put Right with respect to the Additional Notes.
     (b) The Put Right of Holders of Applicable Ownership Interests in Notes that are part of Corporate Units will be deemed to be automatically exercised in accordance with Section 5.03 of the Purchase Contract and Pledge Agreement unless any such Holder has settled the related Purchase Contracts with separate cash on or prior to the Purchase Contract Settlement Date pursuant to the Purchase Contract and Pledge Agreement, in which case the Company is not required to provide notice of Redemption or follow any of the other Redemption procedures outlined under Article III.
     (c) The Put Right of a Holder of a Separate Note shall only be exercisable upon delivery of a notice substantially in the form attached as Exhibit B hereto, together with such Holder’s Separate Notes, to the Trustee by such Holder at or prior to 11:00 a.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. On or prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Notes with respect to which a Holder has exercised a Put Right. In exchange for any Separate Notes surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the Holders of such Separate Notes.
     (d) Notes purchased pursuant to the Put Right shall be cancelled by the Trustee.

     Section 8.06 Modification of Terms in connection with a Successful Remarketing.
     (a) In connection with a Successful Remarketing of the Notes, without the consent of any of the Holders of the Notes, in consultation with the Remarketing Agent, the Company may (but will not be required to) make any of the following elections:
     (i) change the stated maturity of the Notes to any date on or after March 31, 2014 and earlier than March 31, 2042;
     (ii) change the Ranking of the notes to senior or senior subordinated obligations (including adding appropriate covenants and Events of Default);
     (iii) add to, modify or remove altogether the Company’s Redemption rights under Article III of this Supplemental Indenture No. 1 on the Notes; provided that there will be at least two years between the Reset Effective Date and any modified Redemption Date; and
     (iv) if the Notes are remarketed with a floating rate, modify the Business Day and day count convention to conform to market practice for floating-rate notes bearing interest at a rate determined by reference to the applicable index.
     (b) In addition, in connection with a Successful Remarketing of the Notes, without the consent of any of the Holders of the Notes, the Company will remove interest deferral provisions of the Notes provided in Section 2.06;
     (c) Any such elections described above shall be made by irrevocable notice to the Trustee, who will notify the Holders of the Corporate Units and Separate Notes at least 15 days prior to the first day of any Applicable Remarketing Period, and will be effective on the Reset Effective Date and will apply to all of the Notes, regardless of whether the Notes were included in the Successful Remarketing.
ARTICLE IX
ADDITIONAL EVENTS OF DEFAULT AND CERTAIN RESTRICTIONS
     Section 9.01 Additional Events of Default in Connection with the Put Right. Solely with respect to the Notes, in addition to the events listed as Events of Default in Section 7.01 of the Base Indenture, each of the following events shall also constitute an Event of Default:
     (a) if the Company has not paid all the Deferred Interest on or prior to the 30th day following the Purchase Contract Settlement Date either in cash or in Additional Notes; or
     (b) if the Company has not paid the Put Price on the date payment is due following the exercise of the Put Right by any Holder of Notes.
If the Company elects to change the ranking of the Notes to senior or senior subordinated obligations in connection with a Successful Remarketing, then the Events of Default with respect to the Notes may be modified as the Company deems appropriate.

     Section 9.02 Dividend and Other Payment Stoppage during Interest Deferral and Certain Other Circumstances.
     (a) The Company hereby agrees that until the earlier of (i) the Purchase Contract Settlement Date for the Notes and (ii) the Reset Effective Date, if: (w) an Event of Default has occurred and is continuing; (x) the Company has given notice of its election to defer Interest Payments but the related Deferral Period has not yet commenced; (y) a Deferral Period is continuing with respect to the Notes; or (z) any Additional Notes are outstanding, the Company will not:
     (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s Capital Stock;
     (ii) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of the Company’s Debt Securities that upon the Company’s liquidation rank pari passu with, or junior to, the Notes (as of their date of issuance and not taking into account any modifications to the terms of the Notes in connection with a Successful Remarketing); or
     (iii) make any guarantee payments regarding any guarantee by the Company of securities of any of its Subsidiaries if the guarantee ranks pari passu with, or junior in interest to, the Notes (as of their date of issuance and not taking into account any modifications to the terms of the Notes in connection with a Successful Remarketing).
     (b) Notwithstanding the provisions of Section 9.02(a), the restrictions contemplated by Sections 9.02(a)(i) though 9.02(a)(iii) shall not apply to:
     (i) purchases, redemptions or other acquisitions of shares of the Company’s Capital Stock in connection with:
          (1) any Employment Benefit Plan or other compensatory contract or arrangement offered by the Company or any of its Subsidiaries; or
          (2) a dividend reinvestment, stock purchase plan or other similar plan;
     (ii) purchases or repurchases of shares of the Company’s Capital Stock pursuant to a contractually binding requirement to buy such Capital Stock existing prior to the commencement of the Deferral Period, including under a contractually binding stock repurchase plan;
     (iii) the payment of any dividend during a Deferral Period within 60 days after the date of declaration thereof, if at the date of declaration of such dividend no Deferral Period was in effect;
     (iv) any exchange or conversion of any class or series of the Company’s Capital Stock (or any Capital Stock of any of its Subsidiaries) for or to any class or series of the Company’s Capital Stock or of any class or series of the Company’s indebtedness for or to any class or series of the Company’s Capital Stock;
     (v) the purchase of fractional interests in shares of the Company’s Capital Stock in accordance with the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged;
     (vi) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, equity securities or other property under any shareholders’ rights plan, or the redemption or repurchase of rights in accordance with any shareholders’ rights plan;
     (vii) any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such equity securities;
     (viii) any payment of current interest or deferred interest on pari passu securities during a Deferral Period that is made pro rata to the amounts due on pari passu securities and the Notes;
     (ix) any payment of deferred interest or principal on pari passu securities that, if not made, would cause the Company to breach the terms of the instrument governing such pari passu securities; or
     (x) the repayment, repurchase or redemption of any security necessary to avoid a breach of the instrument governing the same.
ARTICLE X
TAX TREATMENT
     Section 10.01 Tax Treatment. The Company agrees, and by acceptance of a Corporate Unit or a Separate Note, each Holder will be deemed to have agreed (1) to treat each beneficial owner of a Corporate Unit as the owner of the Applicable Ownership Interest in Notes constituting a part of such Corporate Unit for U.S. federal income tax purposes and (2) to treat the Notes as indebtedness for U.S. federal, state and local tax purposes, which is subject to the contingent payment debt regulations.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

JOHNSON CONTROLS, INC.

By:
Name:	R. Bruce McDonald
Title:	Executive Vice President and Chief Financial Officer

By:
Name:	Jerome D. Okarma
Title:	Vice President, Secretary and General Counsel

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name: Patrick J. Crowley
Title: Vice President

EXHIBIT A
[For inclusion in Global Note only — THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
JOHNSON CONTROLS, INC.
11.50% Subordinated Note due 2042
CUSIP No.: 478366 AT4
ISIN NUMBER: US478366AT45

No.	$[ ]
     Johnson Controls, Inc., a Wisconsin corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [     ], or registered assigns, the principal sum as set forth in the Schedule of Increases or Decreases in Note attached hereto, which amount shall not exceed $450,000,000 (or $460,000,000 if the Underwriters exercise their over-allotment option in full), on March 31, 2042 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from the original issuance date or the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing June 30, 2009, at the rate of 11.50% per annum (the “Coupon Rate”) to, but excluding, the Maturity Date, or in the event of a Successful Remarketing, the Remarketing Settlement Date, until the principal hereof is paid or duly provided for or made available for payment; provided that in the event of a Successful

1

Remarketing of the Notes, the Coupon Rate for all Notes (regardless of whether such Notes are Remarketed Notes) shall be the Reset Rate from and including the Reset Effective Date to, but excluding, the Maturity Date or, if the Company elects to make the Notes mature at any time earlier than the Maturity Date, such earlier maturity date; provided, further, that if the Reset Rate is a fixed rate, interest on the Notes shall be payable semiannually on March 31 and September 30 of each year. The Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case interest on such amounts shall accrue at the Reset Rate from and after the Reset Effective Date compounded semiannually thereafter, if the Reset Rate is a fixed rate, or quarterly thereafter, if the Reset Rate is a floating rate. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture (as such term is defined on the reverse of this Note) and the Remarketing Agreement.
     The amount of interest payable on the Notes for any full Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such originally scheduled Interest Payment Date; provided, however, if such payment on the next Business Day would cause the Interest Payment Date to occur in the next calendar year, then such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the applicable Interest Payment Date.
     Except as set forth above, payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the security register or by wire transfer to an account appropriately designated by the Holder entitled to payment at least 10 Business Days prior to the applicable Interest Payment Date. Payments with respect to any Global Note will be made by wire transfer to the Depositary.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	JOHNSON CONTROLS, INC.

By:
Its: Vice President and Treasurer

Attest:
Assistant Secretary
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated herein and referred to
in the within mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

REVERSE OF NOTE
     This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of March 16, 2009, between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the Supplemental Indenture No. 1, dated as of March 16, 2009, between the Company and the Trustee (the “Supplemental Indenture No. 1” and, together with the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $450,000,000 (up to $460,000,000 if the Underwriters exercise their over-allotment option in full); provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date, public offering price and, if applicable, the date from which interest accrues and the first Interest Payment Date) and with the same CUSIP number as the Securities of this series.
     All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.
     The Company may redeem the Notes, in whole or in part, on a date not earlier than March 31, 2014, at a price per Note equal to the Redemption Price, as set forth in the Indenture. Except as set forth in this paragraph and in Article III of the Supplemental Indenture No. 1, the Company may not redeem the Notes at its option prior to the Maturity Date.
     Pursuant to Section 8.05 of the Supplemental Indenture No. 1, if there has not been a Successful Remarketing prior to the end of the Final Remarketing Period, Holders of Notes will have the right (the “Put Right”) to require the Company to purchase such Notes on the Purchase Contract Settlement Date, in the case of Separate Notes upon a notice to the Trustee at or prior to 11:00 a.m., New York City time, on the second Business Day prior to the Purchase Contract Settlement Date, at a price per Note equal to the principal amount of the applicable Note, plus accrued and unpaid interest to, but excluding the Purchase Contract Settlement date (the “Put Price”).
     The Notes are not entitled to the benefit of any sinking fund.
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the entry into one or more supplemental indentures for purposes of amending or modifying the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture or the

Supplemental Indenture No. 1 at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of all series affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, except as provided in Section 2.03 of the Supplemental Indenture No. 1.
     Except as provided in Section 2.04 of the Supplemental Indenture No. 1, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York.
     No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     Pursuant to Section 2.04 of the Supplemental Indenture No. 1, Notes corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be issued as Global Notes. Except as otherwise provided in the Indenture, or except upon recreation of Corporate Units or in any other case where the Collateral Agent releases Notes underlying the Pledged Applicable Ownership Interests in Notes, Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Notes in certificated form. Unless and until such Global Notes are exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.
     Prior to due presentment of this Note for registration of transfer, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Company agrees, and by acceptance of a Corporate Unit or a Separate Note, each Holder will be deemed to have agreed (1) to treat each beneficial owner of a Corporate Unit as the owner of the Applicable Ownership Interest in Notes constituting a part of such Corporate

Unit for U.S. federal income tax purposes and (2) to treat the Notes as indebtedness for U.S. federal, state and local tax purposes, which is subject to the contingent payment debt regulations.
     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.
Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debt Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debt Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE*
The initial principal amount of this Note is $[ ]. The following increases or decreases in a part of this Note have been made:

	Amount of	Amount of	Principal amount of
	decrease in	increase in	this Note
	principal	principal	following	Signature of
	amount of this	amount of this	such decrease	authorized signatory
Date	Note	Note	(or increase)	of Trustee

*	Insert in Global Notes and Notes that are part of Corporate Units

EXHIBIT B
PUT NOTICE

TO:	JOHNSON CONTROLS, INC.
U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE
Please refer to the Indenture, dated as of March 16, 2009, between Johnson Controls, Inc. (the “Company”) and U.S. Bank National Association, as Trustee, as amended and supplemented by the Supplemental Indenture No. 1, dated as of March 16, 2009, between the Company and the Trustee (such Indenture as amended and supplemented, the “Indenture”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
The undersigned registered Holder of the Note designated below, which is being delivered to the Trustee herewith, hereby requests and instructs the Company to purchase such Note, in accordance with the terms of the Indenture, at the price of 100% of the principal amount of such Note, plus accrued and unpaid interest to, but excluding, the Purchase Contract Settlement Date. The Notes shall be purchased by the Company as of the Purchase Contract Settlement Date pursuant to the terms and conditions specified in the Indenture.
Dated:
Signature:
NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Signature Guarantee:
Note Certificate Number (if applicable):
Principal Amount:
Social Security or Other Taxpayer Identification Number:
DTC Account Number (if applicable):
Name of Account Party (if applicable):

B-1

PAYMENT INSTRUCTIONS: The purchase price of the Note should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)
(Please Print)

Address
(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

B-2